Exhibit 10.1

Land Expropriation Contract

Article I	Generals

1.	The two parties to this contract:
Transferor:	Hougang Township People's Government, Danyang City, Jiangsu Province
Transferee:	Jiangsu Lihua Copper Industry Co., Ltd (Lihua International)

Pursuant to the "People's Republic of China Land Management Law" and "People's Republic of China Contract Law" and to other relevant laws, administrative statutes and local statutes, and based on the principles of equality, willingness, fair compensation and integrity and trust, the two parties have entered into this contract.

2.             The Transferor, with due authorization in accordance with the law, transfers the land use right; the land under the land use right belongs to People's Republic of China.  Underground resources, buried artifacts and city government public facilities are not included in the scope of the transfer of the land use right.

Article II	The Delivery of the Parcel of Land under the Transfer and the Payment of the Transfer Consideration

3.             The parcel of land transferred by the Transferor to the Transferee is located in Wuxing Village and Jide Village, Hougang Township; the area of the parcel is 119988 square meters.  The borders and the coordinates of the boundary of the parcel are listed in the Attachment "Map of the Parcel of the Land Transferred."

4.             The use purpose for the parcel land transferred hereunder is industrial.

5.             The consideration for the transfer of the land use right to the parcel of land hereunder is RMB Thirty-Two Million Three Hundred Ninety-Nine Thousand and One Hundred Yuan (RMB 32,399,100.00), at RMB Two Hundred Seventy Yuan and Two Cents (RMB 270.02) per square meter.  The specifics are based on per capita land survey price (excluding all fees and expenses and subsidies associated with the parcel of land).

6.             The Transferor will deliver the land in its current conditions.

7.             The term of the land use right transferred hereunder is 50 years, starting from October 2010 to October 2060.

8.             The Transferee shall pay in full the consideration for the transfer of the land use right within 15 days upon execution of this contract.

Article III	The Development and Use of the Land

9.             The Transferee shall not change the use purpose of the parcel of land without authorization.

10.           The Transferee agrees to allow all types of pipes and pipelines laid by the government for public interests to enter, pass and intersect the parcel of land under the transfer and guarantee the entry into the parcel of land by government administration staff, equipment and vehicles in the course of conducting public business and emergency rescue operations.

11.           After paying in full he consideration for the transfer of the land use right pursuant to the provisions herein, the Transferee must apply for land registration with the Transferor in accordance with relevant regulations to obtain "State Land Use Right Certificate" and secure the land use right transferred.

12.           The Transferee must use the land in compliance with the law and shall not conduct any activities on the premises of the parcel of land that will harm or damage the surrounding atmosphere or facilities; if any of its activities causes loss to the State or to others, the Transferee shall be liable for compensation.

13.           The government reserves the urban planning adjustment right to the parcel of land; if there is any revision of the original land use plan, the existing buildings on the parcel of land shall not be affected; however, during the term of the land use right, all rebuilding, remodeling or reconstruction of the buildings on the premise and the corresponding structures attached or all renewal application for the expired term thereof must be handled in accordance with the plan in effect at that time and require the application of land use right procedures handled in accordance with the regulations in effect at that time.

14.           The land use right legally secured by the Transferee from the Transferor shall not be withdrawn prior to the expiration of the term of the transfer specified herein; if the land use right needs to be withdrawn in advance under special circumstances, the Transferor shall give the Transferee corresponding compensation in accordance with the provisions of the law.

15.           The Transferee shall not refuse the occupancy of part of the parcel of land under the transfer due to urban construction need; the party that occupies the part of the land shall compensate the Transferee in accordance with the relevant regulations and the Transferor will not return the consideration of the transfer.

Article IV	The Transfer, Lease and Pledge of the Land Use Right

16.           After securing the land use right pursuant to the provisions herein, the Transferee shall have the right to transfer, lease and pledge the said right; however, the properties used as internal business office space and living service facilities within the scope of the transferred land shall not be individually transferred, leased or pledged.

17.           If the land use right is to be transferred or pledged, the parties to such transfer or pledge must enter into a written transfer or pledge contract; if the term of any lease of the land use right exceeds six months, the parties to the lease must also enter into a written lease contract.

No land use right transfer, pledge or lease contract shall violate the State laws and statutes and the provisions herein.

18.           If there is a transfer of the land use right, the rights and obligations set forth herein and in the registration certificates shall be transferred accordingly; after such transfer, the term of the land use right to the parcel of land shall be the remainder of the term specified herein minus the time already used.  If  land use right to all or part of the parcel of land hereunder is leased, the Transferee shall have the rights and obligations set forth herein and in the registration certificates.

19.           If there is a transfer, pledge or lease of the land use right, the buildings on the premise and the corresponding structures attached shall be transferred, pledged or leased accordingly; if there is a transfer, pledge or lease of the buildings on the premise and the corresponding structures attached, the land use right shall be shall be transferred, pledged or leased accordingly.

20.           If there is a transfer, pledge or lease of the land use right,, the parties to the transfer, pledge or lease must, within 30 days upon the execution of the corresponding contract, proceed to the land administrative authority with this contract, other corresponding transfer, pledge or lease contract and the "State Land Use Right Certificate" to apply for land change registration with the Transferor.

Article V	Expiration of the Term

21.           If the Transferee of the land use right needs to continue the use of the parcel of land hereunder upon expiration of the term specified herein, the Transferee must submit application to the Transferor one year prior to the expiration at the latest for renewal; the Transferor must approve the application unless the parcel of land hereunder must be withdrawn for social and public interests.

If the Transferor agrees to the renewal, the Transferee must process procedures for land use with compensation in accordance with the law, enter into a new contract for land use with compensation with the Transferor and pay the land use consideration.

22.           If, upon the expiration of the term of the land use, the Transferee does not submit application for renewal or, if after submitting such application, does not receive approval pursuant to the provision 27 herein, the Transferee must return the "State Land Use Right Certificate," and the Transferor will reclaim the land use right on behalf of the State and process the land use right void registration procedures in accordance with the relevant regulations.

23.           If, upon the expiration of the term of the land use, the Transferee does not submit application for renewal, the land use right hereunder and the buildings on the premises of the land will be reclaimed by the Transferor on behalf of the State without compensation, and the Transferee must ensure that the buildings on the premise and the corresponding structures attached are in normal working condition and must not intentionally cause damage to them.  If the buildings on the premise and the corresponding structures attached are not in normal working condition, the Transferor may demand the Transferee to remove or demolish the buildings on the ground and the corresponding structures attached and restore the parcel of land to the leveled ground.

24.           If, upon the expiration of the term of the land use, the Transferee submits application for renewal but the Transferor dose not approval pursuant to provision 27 herein, the Transferor will reclaim the land use right on behalf of the State without compensation; however, the Transferor must compensate the Transferee appropriately for the buildings on the premise and the corresponding structures attached based on their remaining value at the time that the right is reclaimed.

Article VI	Force Majeure

25.           Neither party hereto shall be liable in the event of the occurrence of Force Majeure that renders it impossible to perform, or completely perform, this contract; however, both parties must take all necessary remedial measures allowed by the circumstances to reduce the loss caused by the occurrence of Force Majeure.  If a Force Majeure event occurs after the affected party postpones the performance of this contract, the said party should not be absolved of its responsibilities.

Article VII	Liability for Breach

26.           The Transferee must pay for the transfer of the land use right according to the schedule specified herein.  If the Transferee fails to pay for the transfer of the land use right on time, the Transferee must, starting from the day when such payment is past due, pay a late payment penalty equal to 0.3% of the transfer consideration for each day that such payment is past dues; if such payment is more than 6 months past due, the Transferor has the right to dissolve this contract.

27.           If the Transferee pays for the transfer of the land use right according to the schedule specified herein, the Transferor must deliver the parcel of land under the transfer according to the schedule specified herein.  If the Transferor fails to deliver the parcel of land on time, the Transferor must, starting from the day when such delivery is past due, pay a breach penalty equal to 0.3% of  the balance of the transfer consideration after pro rata deduction of the security deposit for each day that such delivery is past dues; if such delivery is more than 6 months past due, the Transferee has the right to dissolve this contract and receive the refund of the transfer consideration for the land use right that has already been paid.

Article VIII	Others

28.           The Transferee has carefully read and completely understood this contract and promises to abide by and strictly carry out this contract.

29.           The plan for the transfer of the parcel of land hereunder has been approved by Danyang City People's Government and this contract will become effective on the day when it is signed by both parties.

30.           This contract has one original with two copies, both of which have the same legal effect.

31.           This contract is executed on November 5, 2010 in the office of Hougang Township People's Government, Danyang City, Jiangsu Province..

32.           Other matters not covered herein may be specified by both parties in an attachment hereto, which has the same legal effect as this contract.

Transferor (seal):
/s/ Hougang Township People's Government, Danyang City, Jiangsu Province
Legal Representative (Authorized Agent):
/s/ (Signature present but not legible)

Transferee (seal):
/s/ Jiangsu Lihua Copper Industry Co., Ltd (Lihua International)
Legal Representative (Authorized Agent):
/s/ (Signature present but not legible)

[Note: attached to this contract is a "Map of the Parcel of the Land Transferred.”]